UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015 (July 3, 2015)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 584-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2015, our subsidiary, Sirius XM Radio Inc., entered into a new employment agreement (the “Employment Agreement”) with David J. Frear. In connection with the Employment Agreement, Mr. Frear’s title will change to Senior Executive Vice President and Chief Financial Officer. The Employment Agreement provides for an annual base salary of $1,200,000 and an opportunity to earn an annual bonus determined by the Compensation Committee of our Board of Directors. The Employment Agreement is generally consistent with Mr. Frear’s existing employment agreement, except that it no longer provides for a so-called golden parachute excise tax gross up and provides for a term expiring on May 31, 2018.

The Employment Agreement also provides, in the case of certain qualifying terminations, for a lump sum severance payment in an amount equal to Mr. Frear’s annual base salary plus the last annual bonus paid (or due and payable) to him and for continued health and life insurance benefits for twelve months. Our obligation to pay severance is subject to Mr. Frear’s execution of a release of claims against us.

In connection with the execution of the Employment Agreement, we have agreed to grant Mr. Frear an option to purchase 14,250,000 shares of our common stock. The exercise price for this option will be the closing price of our common stock on the first business day on which he is not subject to a Company-imposed blackout restriction, which we expect to be the business day after we announce our earnings results for the quarter ended June 30, 2015. The option will vest in three approximately equal installments on July 2, 2016, July 2, 2017 and May 30, 2018, subject in each case to earlier acceleration or termination under certain circumstances.

The Employment Agreement also includes a compensation clawback provision, pursuant to which any incentive -based paid to Mr. Frear by us or any of our affiliates is subject to deductions and clawback as required by applicable law, regulations or stock exchange listing requirement, or any company policy adopted pursuant thereto.

The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated July 3, 2015, between Sirius XM Radio Inc. and David J. Frear

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: July 8, 2015

EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated July 3, 2015, between Sirius XM Radio Inc. and David J. Frear